Exhibit 10.1 – Second Form of Director Indemnification Agreement

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into this ____ day of ____, 2020 between O'Reilly Automotive, Inc., a Missouri corporation (the “Company”), and [INSERT BOARD MEMBER NAME] (“Indemnitee”), a director of the Company.

WHEREAS, Indemnitee serves or has been nominated to serve on the Company’s board of directors (the “Board”) and agrees, on the condition that Indemnitee be so indemnified, to continue to serve or to serve as a director of the Company and in such capacity will render services to the Company;

WHEREAS, the Company is aware that because of the increased exposure to litigation subjecting directors to expensive litigation risks, talented and experienced persons are increasingly reluctant to serve or continue to serve as directors and officers of corporations unless they are appropriately indemnified;

WHEREAS, the Company is also aware that statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting and therefore fail to provide directors with adequate guidance regarding the proper course of action;

WHEREAS, the Company desires to attract and retain the services of highly experienced and capable individuals, such as Indemnitee, to serve as directors of the Company and to indemnify its directors so as to provide them with the maximum protection permitted by law;

WHEREAS, the Company believes that it is reasonable, prudent, fair, proper and necessary to protect the Company’s directors from the risk of judgments, fines, settlements and other expenses that may occur as a result of their service to the Company;

WHEREAS, in recognition of Indemnitee’s reliance on the provisions of the Amended and Restated Bylaws of the Company (the "Bylaws") that require indemnification of Indemnitee to the fullest extent permitted by law, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company’s Board or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee to the fullest extent, whether partial or complete, permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

SECTION 1.Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)“Change of Control” shall be deemed to have occurred in any one of the following circumstances occurring after the date hereof:  (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of whether the Company is then subject to such reporting requirement, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities, (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter or (iv) all or substantially all the assets of the Company are sold or disposed of in a transaction or series of related transactions.
(b)“Enterprise” means any Person of which Indemnitee is or was a Fiduciary.
(c)“Expenses” means all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, appeal bonds, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with (i) any Proceeding or (ii) establishing or enforcing any right to indemnification or advancement of expenses under this Agreement, applicable law, any other agreement, or any provision of the Company’s Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or Bylaws now or hereafter in effect or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(d)“Fiduciary” means an individual serving as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of (i) the Company, (ii) any resulting corporation in connection with a consolidation or merger to which the Company is a party or (iii) any other Person (including an employee benefit plan) at the request of the Company, including any service with respect to an employee benefit plan, its participants or its beneficiaries.
(e)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party  (other than as Independent Counsel with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnities under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  For the avoidance of doubt, any law firm or member of a law firm that shall have advised either party with respect to the review and preparation of this Agreement shall not be Independent Counsel for the purposes of this Agreement.
(f)“Liabilities” means liabilities of any type whatsoever incurred by reason of (i) the fact that Indemnitee is or was a Fiduciary or (ii) any action taken (or failure to act) by him or her or on his or her behalf in the capacity of Fiduciary, including, but not limited to, any judgments, fines (including any excise taxes assessed on Indemnitee with respect to an employee benefit plan), ERISA excise taxes and penalties, and penalties and amounts paid in settlement of any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement).
(g)“Person” means any individual, corporation, partnership, joint venture, firm, association, limited liability company, trust, estate, governmental unit or other enterprise or entity.
(h)“Proceeding” means any threatened, pending or completed investigation, civil or criminal action, third-party action, derivative action, claim, suit, arbitration, counterclaim, cross claim, alternative dispute resolution mechanism, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative, legislative or investigative, including any appeal therefrom in which Indemnitee was involved, or threatened to be involved, as a party, witness or otherwise by reason of (i) the fact that Indemnitee is or was a Fiduciary or (ii) any action taken (or failure to act) by him or her or on his or her behalf in the capacity of Fiduciary.
(i)“Subsidiary” means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly by the Company.
SECTION 2.Services by Indemnitee.  Indemnitee agrees to continue to serve, or to serve, as a director of the Company at the will of the Company for so long as Indemnitee is duly elected and qualified, appointed or until such time as Indemnitee tenders a resignation in writing or is removed as a director in accordance with the Missouri General and Business Corporation Law (the “MGBCL”), or the Bylaws as amended from time to time; provided, however, Indemnitee may at any time and for any reason resign from such position.
SECTION 3.Indemnification.
(a)Indemnification.  Subject to the further provisions of this Agreement, the Company hereby agrees to and shall indemnify Indemnitee and hold him or her harmless from and against any and all Expenses and Liabilities incurred by Indemnitee or on Indemnitee’s behalf, to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may thereafter permit or authorize.
(b)Presumptions.
(i)Upon making any request for indemnification under this Agreement, Indemnitee shall be presumed to be entitled to such indemnification and, in connection with any determination with respect to entitlement to indemnification under Section 4(c) hereof, the Company shall have the burdens of coming forward with clear and convincing evidence and of persuasion to overcome that presumption in connection with the making by any Person of any determination contrary to that presumption.  Neither the failure of any Person to have made such determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any Person that Indemnitee has not met any applicable standard of conduct, shall be a defense to any such action by Indemnitee or create a presumption that Indemnitee has not met the applicable standard of conduct.
(ii)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise.  The provisions of this Section 3(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(iii)If the Person empowered or selected under Section 4(c) hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) calendar days after the final determination in the Proceeding, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (B) a prohibition of such indemnification under applicable law.
(iv)The knowledge and/or actions, or failure to act, of any other Fiduciary shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.
(c)Effect of Certain Proceedings.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, that Indemnitee had reason to believe his or her conduct was unlawful.
SECTION 4.Advance of Expenses; Indemnification Procedure.
(a)Notice by Indemnitee and Claim for Indemnification.  Indemnitee shall, as promptly as reasonably practicable under the circumstances, notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or any other matter which may be subject to indemnification of Liabilities or advancement of Expenses covered by this Agreement; provided however, that any delay or failure to so notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that the Company is actually and materially prejudiced by reason of such delay or failure.  Notice to the Company shall be directed to the general counsel of the Company, at the addresses shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee) in accordance with Section 17 hereof.  To obtain indemnification or advancement of Expenses under this Agreement, Indemnitee shall submit a written request therefor, which shall include a reasonably comprehensive accounting of amounts for which indemnification is being sought and shall refer to one or more of the provisions of this Agreement pursuant to which such claim is being made and may designate that payment be made to another Person on Indemnitee’s behalf.
(b)Advancement of Expenses.  The Company shall advance all Expenses incurred by Indemnitee or on Indemnitee’s behalf, without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Indemnitee hereby undertakes to repay such amounts advanced unless Indemnitee is entitled to be indemnified by the Company.  Any advance, and undertakings to repay pursuant to this Section, shall be unsecured and interest free.  The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) calendar days following delivery of any written request, from time to time, by Indemnitee to the Company.  Advances payable hereunder shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding any statements to the Company to support the advances claimed.
(c)Determination of Entitlement to Indemnification.  A determination, if expressly required by applicable law, with respect to Indemnitee’s entitlement to indemnification hereunder shall be made within ninety (90) calendar days after final determination in the Proceeding by (i) a majority vote of the Board who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion to the Board (a copy of which opinion shall be delivered to Indemnitee) or (iv) if so directed by the Board, by a vote of the shareholders; provided, however, that if there has been a Change of Control at or prior to the time of such notice by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined within the foregoing time period by Independent Counsel selected by Indemnitee, such determination to be set forth in a written opinion to the Board (a copy of which opinion shall be delivered to Indemnitee).    If, pursuant to the foregoing, it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made (net of all amounts, if any, previously advanced to Indemnitee or other Persons on Indemnitee’s behalf) within thirty (30) calendar days from the date of notice to the Company of the determination.  Indemnitee shall reasonably cooperate in the making of such determination, including providing upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person making such determination shall be included as Expenses for the purposes of this Agreement.  Nothing in this Section 4(c) shall be construed to limit or modify the presumptions in favor of Indemnitee set forth in Section 3(b).
(d)Notice to Insurers.  If, at the time of the receipt of any notice of any Proceeding pursuant to Section 4(a) hereof, the Company has directors’ and officers’ liability insurance in effect, then the Company shall give, if required, prompt notice of the commencement of such Proceeding to the directors’ and officers’ liability insurers in accordance with the procedures set forth in the respective policies.  The failure or refusal of such insurers to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.
(e)Control of Defense; Counsel Costs; Settlement.  In connection with paying the Expenses of any Proceeding against Indemnitee under Section 4(b), the Company shall be entitled to elect to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, by the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and provided, further (ii) if (A) the employment of counsel by Indemnitee has been authorized by the Company, (B) Indemnitee has been advised by counsel that there is an actual conflict of interest between the Company and Indemnitee in the conduct of any such defense under the applicable standards of professional conduct or (C) the Company shall not have employed counsel to assume the defense of such Proceeding within a reasonable period of time, then in any such event the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding as to which Indemnitee has received the advice provided for in (B) above.  If two or more persons, including Indemnitee, may be entitled to indemnification from the Company as parties to any Proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties.  Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement for the fees and expenses of separate legal counsel incurred after the notice from the Company of the requirement to use the same legal counsel as the other parties, unless Indemnitee has been advised by counsel that there is an actual conflict of interest under the applicable standards of professional conduct between Indemnitee and any of the other parties required by the Company to be so represented by the same legal counsel.  The Company shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.  In connection with any retention of counsel by an Indemnitee, Expenses shall be limited to not more than one (1) law firm plus, if applicable, local counsel in respect of a particular Proceeding.  In the event the Company is not entitled to assume the defense of a Proceeding or elects not to assume the defense under the terms hereof, it is entitled to participate in the defense at its own expense.
SECTION 5.Remedies of Indemnitee.
(a)In the event that (i) a determination is made pursuant to Section 4(c) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4(b) hereof, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 4(c) hereof within ninety (90) calendar days after final determination in the Proceeding or (iv) payment of indemnification is not made pursuant to Section 4(c) hereof within thirty (30) calendar days after the date of notice to the Company of the determination that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his entitlement to such indemnification, advancement of Expenses, or to recover damages for breach of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication.
(b)In the event that a determination shall have been made pursuant to Section 4(c) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 5 shall be conducted in all respects as a de novo trial and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding commenced pursuant to this Section 5 the Company shall have the burdens of coming forward with clear and convincing evidence and of persuasion that Indemnitee is not entitled to indemnification, and the Company may not refer to or introduce into evidence any determination pursuant to Section 4(c) of this Agreement adverse to Indemnitee for any purpose.  If a determination shall have been made pursuant to Section 4(c) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 5, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(c)In the event that Indemnitee, pursuant to this Section 5, seeks a judicial adjudication to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication.  If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification sought, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication.
(d)The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
SECTION 6.Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the MGBCL or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.
SECTION 7.Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Liabilities actually or reasonably incurred by Indemnitee in investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, in the event that Indemnitee has been successful on the merits or otherwise in defense of any or all claims for which indemnification is sought hereunder, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
SECTION 8.Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Company from contributing, advancing expenses or indemnifying Indemnitee under this Agreement or otherwise.  If the Company is prohibited from performing under any part of this Agreement due to the any of the items indicated in this Section 8, such non-performance shall not constitute a breach of this Agreement.
SECTION 9.Directors’ and Officers’ Liability Insurance.  The Company shall use its commercially reasonable efforts to obtain and maintain on an ongoing basis a policy or policies of insurance providing liability insurance for Fiduciaries so long as they are employees, including Indemnitee, in respect of acts or omissions occurring while serving in such capacity, and to ensure the Company’s performance of its indemnification obligations under this Agreement.  To the extent that the Company maintains a policy or policies of insurance pursuant to this Section 9, Indemnitee shall be covered by such policy or policies in accordance with its or their terms.
SECTION 10. Severability. If this Agreement or any portion hereof shall be invalidated or ruled to be unenforceable on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by applicable law and the court is expressly requested and authorized to construe this Agreement in order, as closely as possible, to provide the benefits to Indemnitee intended by this Agreement.
SECTION 11. Duration of Agreement. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving as a Fiduciary even though Indemnitee may have ceased to serve in such capacity at the time of any action or other covered proceeding.
SECTION 12. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee as follows:
(a)Excluded Acts.  No indemnification shall be made for any acts or omissions or transactions if and to the extent that it shall be finally determined, that a director may not be relieved of liability arising from any such acts or omissions or transactions under the MGBCL;
(b)Claims Initiated by Indemnitee.  No indemnification or advance of Expenses to Indemnitee shall be made with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense or compulsory counterclaim, except with respect to such Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement or any other statute or applicable law or otherwise as required under Section 351.355.3 of the MGBCL or any provision of the Articles of Incorporation or Bylaws, unless (i) the Board of Directors has approved the initiation or bringing of such Proceeding (or any part of any Proceeding) or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;
(c)Lack of Good Faith.  No indemnification shall be made to indemnify Indemnitee for any Expenses or Liabilities incurred by Indemnitee with respect to any Proceedings instituted by Indemnitee to enforce or interpret this Agreement, if it shall be determined by a final judgment or other final adjudication, not subject to further appeal or review, that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(d)Insured Claims.  No indemnification shall be made to indemnify Indemnitee for Expenses or Liabilities of any type whatsoever if, but only to the extent that, Indemnitee shall have actually received payment with respect to any such Expenses or Liabilities from an insurer under any policy of directors’ and officers’ liability insurance maintained by the Company, and any such payment shall not be recovered (in whole or in part) from Indemnitee by such insurer;
(e)Claims under Section 16(b) or Sarbanes-Oxley Act.  No indemnification shall be made under this Agreement for Expenses, Liabilities and the payment of profits arising from (i) the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar state or local law with respect to the disgorgement of “short swing” profits or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) from an accounting restatement by the Company, or the payment to the Company of profits arising from the purchase, sale or other acquisition or transfer by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or under any employee benefit plan of the Company or other compensatory agreement to which Indemnitee is a party; or
(f)Unauthorized Settlements.  No indemnification shall be made under this Agreement for any amounts paid in settlement of any Proceedings covered hereby without the prior consent of the Company to such settlement, which consent shall not be unreasonably withheld; provided, that nothing in this Section 12 shall be construed to limit or modify the presumptions in favor of Indemnitee set forth in Section 3(b).
SECTION 13. Effectiveness of Agreement. The indemnification permitted under the terms of certain provisions of this Agreement shall be effective as of the date first-above written and shall apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a Fiduciary at the time such act or omission occurred.
SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.
SECTION 15. Successors and Assigns.
(a)This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(b)The right to indemnification and advancement of Expenses provided by this Agreement shall continue as to a person who has ceased to be a Fiduciary.  If Indemnitee is deceased and would have been entitled to indemnification under any provision of this Agreement, when requested in writing by the spouse of Indemnitee, and/or Indemnitee’s heirs, executors, administrators, legatees or assigns, the Company shall provide appropriate evidence of the Company’s agreement set out herein.
SECTION 16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
SECTION 17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand or by courier and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party are as shown on the signature page of this Agreement, and may be subsequently modified by written notice.
SECTION 18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall, at the Company’s expense, execute all documents required and do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
SECTION 19. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of any and all directors’ and officers’ liability insurance policies obtained and maintained in accordance with Section 9 of this Agreement.

SECTION 20. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or part, the parties agree that, in such event, the Company shall contribute to the payment of Indemnitee’s Expenses and Liabilities in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company pursuant to indemnification agreements or otherwise. The Company and Indemnitee agree that, in the absence of personal enrichment of Indemnitee, or acts of intentional fraud or dishonest or criminal conduct on the part of Indemnitee, it would not be just and equitable for Indemnitee to contribute to the payment of Expenses and Liabilities arising out of a Proceeding in an amount greater than: (i) in a case where Indemnitee is a director of the Company or any of its subsidiaries but not an officer of either, the amount of fees paid to Indemnitee for serving as a director during the twelve (12) months preceding the commencement of such Proceeding; or (ii) in a case where Indemnitee is a director of the Company or any of its subsidiaries and is an officer of either, the amount set forth in clause (i) plus five (5) percent of the aggregate cash compensation paid to Indemnitee for serving as such officer(s) during the twelve (12) months preceding the commencement of such Proceeding; or (iii) in a case where Indemnitee is only an officer of the Company or any of its subsidiaries, 5 percent of the aggregate cash compensation paid to Indemnitee for serving as such officer(s) during the twelve (12) months preceding the commencement of such Proceeding. The Company shall contribute to the payment of Expenses and Liabilities covered hereby to the extent not payable by Indemnitee pursuant to the contribution provisions set forth in the preceding sentence.
SECTION 21. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Expense or Liability of Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Incorporation, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder. This Agreement shall supersede any prior indemnification agreement between Indemnitee and the Company.
SECTION 22. Specific Performance. The Company and Indemnitee recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect it to pursue.
SECTION 23. Representations of the Company. The Company represents and warrants to Indemnitee that neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions set forth herein or contemplated hereby will conflict with or result in any violation of, or constitute a breach of, or a default under, the Articles of Incorporation or Bylaws, or under any contract, instrument, agreement, understanding, mortgage, indenture, lease, insurance policy, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company.
SECTION 24. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Missouri without application of the conflict of laws principles thereof.
SECTION 25. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the state of Missouri for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
SECTION 26. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

O'REILLY AUTOMOTIVE, INC.
233 South Patterson
Springfield, Missouri 65802

By:

Name:

Title:

Attention: General Counsel

Facsimile: (417) 829-5861

AGREED TO AND ACCEPTED:INDEMNITEE:

Name:

[Address]

[Facsimile]